Exhibit 99.1

Archer Aviation Announces Closing of Business Combination with Atlas Crest Investment Corp. to Become A Publicly Traded Company

September 16, 2021 New York - Archer Aviation Inc. announced today that it has closed its business combination with Atlas Crest Investment Corp. (NYSE: ACIC) (“Atlas Crest”), a special purpose acquisition company. Upon the completion of the transaction, Atlas Crest changed its name to “Archer Aviation Inc.” Archer’s common stock and warrants will commence trading on the New York Stock Exchange (“NYSE”) on September 17, 2021, under the ticker symbols “ACHR” and “ACHR WS”, respectively.

Brett Adcock, Co-Founder and Co-CEO of Archer, said, “Today marks a great moment for the Archer team and we are excited to push forward with additional capital as we pursue our goal of bringing our urban air mobility network vision to life.” Michael Spellacy, CEO of Atlas Crest, added, “We are pleased to have reached this important milestone in closing our transaction with Archer. With the proceeds from this transaction, Archer is entering the public markets from a position of financial and competitive strength to accomplish their mission of revolutionizing the future of urban transportation.”

The Business Combination generated approximately $857.6 million of gross proceeds, including $600 million of proceeds from the PIPE which will help fund Archer’s vision of bringing an electric vertical takeoff and landing vehicle (eVTOL) to market and launching an urban air mobility network.

Advisors

Moelis & Company LLC served as exclusive placement agent on the PIPE. Barclays Capital Inc. served as exclusive financial and capital markets advisor to Archer. Moelis & Company LLC served as exclusive financial advisor to Atlas Crest. Cantor Fitzgerald & Co. served as exclusive capital markets advisor to Atlas Crest. Duff & Phelps, LLC provided a fairness opinion in connection with the transaction to the Atlas Crest board of directors. Cooley LLP served as legal advisor to Archer. Kirkland & Ellis LLP served as legal advisor to Atlas Crest.

About Archer

Archer’s mission is to advance the benefits of sustainable air mobility. Archer’s goal is to move people throughout the world’s cities in a quick, safe, sustainable, and cost-effective manner. Archer is designing and developing electric vertical takeoff and landing (eVTOL) aircraft for use in urban air mobility. Archer’s team is based in Palo Alto, CA. To learn more, visit www.archer.com.

About Atlas Crest

Atlas Crest Investment Corp. (NYSE: ACIC) is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses and is sponsored by an affiliate of Moelis & Company, a leading global financial advisor to corporate executives, boards, entrepreneurs, financial sponsors and governments. The management team is led by Ken Moelis, Chairman, and Michael Spellacy, Chief Executive Officer, both of whom have had careers centered around identifying, evaluating and implementing organic and inorganic transformational growth and value creation initiatives across a broad range of industries. Atlas Crest priced its $500 million initial public offering on October 27, 2020.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this release, including statements regarding Archer’s future operating results and financial position, business strategy and plans, objectives of management for future operations are forward-looking statements. These statements are based on Archer’s current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause Archer’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding Archer’s business, the economy and other future conditions.

In some cases, you can identify forward-looking statements by terms such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative of these terms or other similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, without limitation, those factors described in the Company’s filings with the Securities and Exchange Commission.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for Archer’s to predict those events or how they may affect Archer. If a change to the events and circumstances reflected in Archer’s forward-looking statements occurs, Archer’s business, financial condition and operating results may vary materially from those expressed in Archer’s forward-looking statements. If a change to the events and circumstances reflected in Archer’s forward-looking statements occurs, Archer’s business, financial condition and operating results may vary materially from those expressed in Archer’s forward-looking statements. Except as required by applicable law, Archer does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

For Investors

investors@archer.com

For Media

Louise Bristow

Archer

C: 818 398 8091

louise.bristow@archer.com

archer@launchsquad.com

Source: Archer

Text: ArcherIR